Exhibit 99.1

Clarus Reports Second Quarter 2024 Results

Makes Incremental Progress Executing Strategic Initiatives to Accelerate Long-Term Growth

Three Veteran Operating and Sales Executives Added to Adventure Team to Support U.S., International and OEM Markets

Strategic Review Initiated for PIEPS Snow Safety Brand within the Outdoor Segment

SALT LAKE CITY, August 1, 2024 (GLOBE NEWSWIRE) -- Clarus Corporation (NASDAQ: CLAR) (“Clarus” and/or the “Company”), a global company focused on the outdoor enthusiast markets, reported financial results for the second quarter ended June 30, 2024.

Second Quarter 2024 Financial Summary vs. Same Year-Ago Quarter (adjusted to reflect the reclassification of the Precision Sport segment as discontinued operations)

•	Sales of $56.5 million compared to $57.9 million.
•	Gross margin was 36.1% compared to 39.0%; adjusted gross margin of 37.4% compared to 39.0%.
•	Net loss, which includes the impact of discontinued operations, of $5.5 million, or $(0.14) per diluted share, compared to net loss of $2.1 million, or $(0.06) per diluted share.
•	Loss from continuing operations of $5.5 million, or $(0.14) per diluted share, compared to loss from continuing operations of $4.3 million, or $(0.12) per diluted share.
•	Adjusted EBITDA from continuing operations of $(1.9) million with an adjusted EBITDA margin of (3.4)% compared to $1.0 million with an adjusted EBITDA margin of 1.7%.

Management Commentary

“Against a backdrop of constrained consumers in the outdoor space, we made incremental progress in the second quarter executing Clarus’ strategic initiatives to seek to create long-term value,” said Warren Kanders, Clarus’ Executive Chairman. “We are pleased to see continued improvement in the Outdoor segment, particularly related to simplification and the rationalization of product lines, combined with continued evidence of stabilizing trends in the North American wholesale market, as we focus on our core products and categories. In the Adventure segment, while revenue increased year-over-year for the fourth consecutive quarter, the level of sales growth was affected by constrained consumer demand in the North American market compared to our expectations, and overall profitability was impacted by increased investment aimed at accelerating long-term growth.”

Mr. Kanders added, “Looking forward, we are confident that Clarus is well positioned to drive sustainable and profitable growth as a pure-play, ESG-friendly outdoor business, supported by outstanding leadership and a debt-free balance sheet. We remain in the early stages of our multi-year strategic plan but believe the investments we have made to date strengthening our teams, enhancing business processes, and ensuring we offer in-demand, premium product across our key categories will deliver significant long-term benefit. Based on our results through the first half of the year, we are pleased to reaffirm our full-year revenue guidance. Reflective of market headwinds, as well as our strategic decision to aggressively invest in the business, we have revised our 2024 adjusted EBITDA expectations.”

Second Quarter 2024 Financial Results

Sales in the second quarter were $56.5 million compared to $57.9 million in the same year-ago quarter. This decrease was primarily driven by softness in the European wholesale and North American direct-to-consumer markets at Outdoor, partially offset by a year-over-year increase in Adventure segment sales, specifically the OEM channel.

Sales in the Adventure segment increased 13.6% to $20.3 million, or $20.5 million on a constant currency basis, compared to $17.9 million in the year-ago quarter, reflecting higher demand from OEM customers and an increase from the TRED Outdoors acquisition. Sales in the Outdoor segment were $36.2 million, compared to $40.1 million in the year-ago quarter. The decline primarily reflects weakness in our North American direct-to-consumer markets and softness in our European markets.

Gross margin in the second quarter was 36.1% compared to 39.0% in the year-ago quarter. The decrease in gross margin was primarily due to an increase in PFAS (Per-and Polyfluoroalkyl Substances) related inventory reserve expenses, unfavorable product mix due to increased discontinued merchandise sales at the Outdoor segment, as well as higher inventory and sales return reserve expenses at the Adventure segment. Adjusted gross margin reflecting the PFAS related inventory reserve was 37.4% for the quarter.

Selling, general and administrative expenses in the second quarter were $28.1 million compared to $26.9 million in the same year-ago quarter. The increase was primarily due to an increase in higher investment in marketing initiatives in the Adventure segment, as well as higher employee-related expenses across the Company. These increases were partially offset by expense reduction initiatives in the Outdoor segment to manage costs, as well as lower intangible amortization.

The loss from continuing operations in the second quarter of 2024 was $5.5 million, or $(0.14) per diluted share, compared to loss from continuing operations of $4.3 million, or $(0.12) per diluted share in the year-ago quarter. Loss from continuing operations in the second quarter included $0.4 million of charges relating to legal cost and regulatory matter expenses and $0.7 million of PFAS inventory reserve.

Adjusted loss from continuing operations in the second quarter of 2024 was $1.2 million, or $(0.03) per diluted share, compared to adjusted loss from continuing operations of $0.1 million, or $(0.00) per diluted share, in the year-ago quarter. Adjusted loss from continuing operations excludes legal cost and regulatory matters expenses, PFAS inventory reserves, contingent consideration benefits, restructuring charges and transaction costs, as well as non-cash items for intangible amortization and stock-based compensation.

Adjusted EBITDA from continuing operations in the second quarter was $(1.9) million, or an adjusted EBITDA margin of (3.4)%, compared to adjusted EBITDA from continuing operations of $1.0 million, or an adjusted EBITDA margin of 1.7%, in the same year-ago quarter.

Net cash generated in operating activities for the three months ended June 30, 2024, was $0.8 million compared to net cash generated of $14.1 million in the prior year quarter. Capital expenditures in the second quarter of 2024 were $1.6 million compared to $1.8 million in the prior year quarter. Free cash flow for the second quarter of 2024 was an outflow of $0.7 million.

Liquidity at June 30, 2024 vs. December 31, 2023

•	Cash and cash equivalents totaled $46.2 million compared to $11.3 million.
•	Total debt of $0.0 million compared to $119.8 million.

Appoints Three Veteran Operating and Sales Executives to Support Adventure Segment

In July, the Company announced three important strategic hires to seek to accelerate international growth and global OEM initiatives. Adventure appointed Tripp Wyckoff to the role of General Manager of the Americas, David Cook as Global Head of OEM and Daniel Bruntsch as Head of EMEA Sales.

Strategic Review of PIEPS

The Company has initiated a review and evaluation of strategic options for its PIEPS snow safety brand, with the intention of soliciting interest from potential acquirors. This strategic initiative is aligned with Clarus’ prioritization of simplifying the business and rationalizing our product categories. The Company’s Board of Directors has not set a timetable to complete this review and evaluation of strategic options nor have any decisions been made relating to strategic options at this time. There can be no assurance that the review process will result in any transaction that will be consummated. The Company and the Company’s Board of Directors do not intend to comment further about this strategic review unless and until they deem further disclosure is appropriate.

2024 Outlook

The Company continues to expect fiscal year 2024 sales to range between $270 million to $280 million. Due to investments seeking to scale the Adventure segment, particularly in North America, Europe and through direct marketing initiatives, the Company now expects adjusted EBITDA of approximately $11 million to $14 million, or an adjusted EBITDA margin of 4.5% at the mid-point of revenue and adjusted EBITDA. In addition, the Company now expects capital expenditures to range between $6 million to $7 million, of which $0.9 million related to Precision Sport prior to disposal, and adjusted free cash flow to range between $7 million to $9 million for the full year 2024, excluding $2.0 million of cash outflow related to Precision Sport prior to disposal.

Net Operating Loss (NOL)

The Company has net operating loss carryforwards (“NOLs”) for U.S. federal income tax purposes of $7.7 million. None of the NOLs expire until December 31, 2029.

Conference Call

The Company will hold a conference call today at 5:00 p.m. Eastern time to discuss its second quarter 2024 results. To access the call by phone, please dial (833)-630-1956 (domestic) or (412)-317-1837 (international) and ask to be joined into the Clarus Corporation call. The conference call will be broadcast live and available for replay here and on the Company’s website at www.claruscorp.com.

About Clarus Corporation

Headquartered in Salt Lake City, Utah, Clarus Corporation is a global leader in the design and development of best-in-class equipment and lifestyle products for outdoor enthusiasts . Driven by our rich history of engineering and innovation, our objective is to provide safe, simple, effective and beautiful products so that our customers can maximize their outdoor pursuits and adventures. Each of our brands has a long history of continuous product innovation for core and everyday users alike. The Company’s products are principally sold globally under the Black Diamond®, Rhino-Rack®, MAXTRAX®, TRED Outdoors® brand names through outdoor specialty and online retailers, our own websites, distributors, and original equipment manufacturers.

Use of Non-GAAP Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release contains the non-GAAP measures: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share, (iii) earnings before interest, taxes, other income or expense, depreciation and amortization (“EBITDA”), EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin, and (iv) free cash flow (defined as net cash provided by operating activities less capital expenditures). The Company believes that the presentation of certain non-GAAP measures, i.e.: (i) adjusted gross margin and adjusted gross profit, (ii) adjusted (loss) income from continuing operations and related earnings (loss) per diluted share , (iii) EBITDA, EBITDA margin, adjusted EBITDA and adjusted EBITDA margin, and (iv) free cash flow, provide useful information for the understanding of its ongoing operations and enables investors to focus on period-over-period operating performance, and thereby enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, along with the nearest GAAP measures, a baseline for modeling future earnings expectations. Non-GAAP measures are reconciled to comparable GAAP financial measures within this press release. We do not provide a reconciliation of the non-GAAP guidance measures Adjusted EBITDA and/or Adjusted EBITDA Margin for the fiscal year 2024 to net income for the fiscal year 2024, the most comparable GAAP financial measure, due to the inherent difficulty of forecasting certain types of expenses and gains, without unreasonable effort, which affect net income but not Adjusted EBITDA and/or Adjusted EBITDA Margin. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results. Additionally, the Company notes that there can be no assurance that the above referenced non-GAAP financial measures are comparable to similarly titled financial measures used by other publicly traded companies.

Forward-Looking Statements

Please note that in this press release we may use words such as “appears,” “anticipates,” “believes,” “plans,” “expects,” “intends,” “future,” and similar expressions which constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve a number of risks and uncertainties. We caution that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Potential risks and uncertainties that could cause the actual results of operations or financial condition of the Company to differ materially from those expressed or implied by forward-looking statements in this press release, include, but are not limited to, those risks and uncertainties more fully described from time to time in the Company's public reports filed with the Securities and Exchange Commission, including under the section titled “Risk Factors” in the Company's Annual Report on Form 10-K, and/or Quarterly Reports on Form 10-Q, as well as in the Company’s Current Reports on Form 8-K. All forward-looking statements included in this press release are based upon information available to the Company as of the date of this press release and speak only as of the date hereof. We assume no obligation to update any forward- looking statements to reflect events or circumstances after the date of this press release.

Company Contact:

Michael J. Yates

Chief Financial Officer

mike.yates@claruscorp.com

Investor Relations:

The IGB Group

Leon Berman / Matt Berkowitz

Tel 1-212-477-8438 / 1-212-227-7098

lberman@igbir.com / mberkowitz@igbir.com

CLARUS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands, except per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets
Cash	$46,221	$11,324
Accounts receivable, less allowance for
credit losses of $1,566 and $1,412	43,721	53,971
Inventories	91,456	91,409
Prepaid and other current assets	6,018	4,865
Income tax receivable	1,371	892
Assets held for sale	-	137,284
Total current assets	188,787	299,745

Property and equipment, net	17,029	16,587
Other intangible assets, net	35,779	41,466
Indefinite-lived intangible assets	57,694	58,527
Goodwill	38,834	39,320
Deferred income taxes	17,199	22,869
Other long-term assets	14,078	16,824
Total assets	$369,400	$495,338

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$9,533	$20,015
Accrued liabilities	23,358	24,580
Income tax payable	-	805
Current portion of long-term debt	-	119,790
Liabilities held for sale	-	5,744
Total current liabilities	32,891	170,934

Deferred income taxes	16,697	18,124
Other long-term liabilities	12,529	14,160
Total liabilities	62,117	203,218

Stockholders’ Equity
Preferred stock, $0.0001 par value per share; 5,000 shares authorized; none issued	-	-
Common stock, $0.0001 par value per share; 100,000 shares authorized; 42,940 and 42,761 issued and 38,298 and 38,149 outstanding, respectively	4	4
Additional paid in capital	694,194	691,198
Accumulated deficit	(336,261)	(350,739)
Treasury stock, at cost	(33,114)	(32,929)
Accumulated other comprehensive loss	(17,540)	(15,414)
Total stockholders’ equity	307,283	292,120
Total liabilities and stockholders’ equity	$369,400	$495,338

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF LOSS

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended
	June 30, 2024	June 30, 2023
Sales
Domestic sales	$22,934	$25,925
International sales	33,550	32,012
Total sales	56,484	57,937

Cost of goods sold	36,078	35,360
Gross profit	20,406	22,577

Operating expenses
Selling, general and administrative	28,081	26,882
Restructuring charges	161	736
Transaction costs	27	22
Contingent consideration benefit	(125)	-
Legal costs and regulatory matter expenses	399	355

Total operating expenses	28,543	27,995

Operating loss	(8,137)	(5,418)

Other income
Interest income, net	455	8
Other, net	414	226

Total other income, net	869	234

Loss before income tax	(7,268)	(5,184)
Income tax benefit	(1,775)	(862)
Loss from continuing operations	(5,493)	(4,322)

Discontinued operations, net of tax	-	2,231

Net loss	$(5,493)	$(2,091)

Loss from continuing operations per share:
Basic	$(0.14)	$(0.12)
Diluted	(0.14)	(0.12)

Net loss per share:
Basic	$(0.14)	$(0.06)
Diluted	(0.14)	(0.06)

Weighted average shares outstanding:
Basic	38,297	37,192
Diluted	38,297	37,192

CLARUS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

(Unaudited)

(In thousands, except per share amounts)

	Six Months Ended
	June 30, 2024	June 30, 2023
Sales
Domestic sales	$51,218	$50,122
International sales	74,577	78,093
Total sales	125,795	128,215

Cost of goods sold	80,538	80,130
Gross profit	45,257	48,085

Operating expenses
Selling, general and administrative	56,296	56,236
Restructuring charges	531	736
Transaction costs	65	59
Contingent consideration benefit	(125)	(1,565)
Legal costs and regulatory matter expenses	3,401	483

Total operating expenses	60,168	55,949

Operating loss	(14,911)	(7,864)

Other (expense) income
Interest income, net	825	13
Other, net	(495)	302

Total other income, net	330	315

Loss before income tax	(14,581)	(7,549)
Income tax benefit	(2,626)	(1,196)
Loss from continuing operations	(11,955)	(6,353)

Discontinued operations, net of tax	28,346	5,860

Net income (loss)	$16,391	$(493)

Loss from continuing operations per share:
Basic	$(0.31)	$(0.17)
Diluted	(0.31)	(0.17)

Net income (loss) per share:
Basic	$0.43	$(0.01)
Diluted	0.43	(0.01)

Weighted average shares outstanding:
Basic	38,253	37,164
Diluted	38,253	37,164

CLARUS CORPORATION

RECONCILIATION FROM GROSS PROFIT TO ADJUSTED GROSS PROFIT

AND ADJUSTED GROSS MARGIN

THREE MONTHS ENDED

	June 30, 2024		June 30, 2023
Sales	$56,484	Sales	$57,937

Gross profit as reported	$20,406	Gross profit as reported	$22,577
Plus impact of PFAS inventory reserve	716	Plus impact of PFAS inventory reserve	-
Adjusted gross profit	$21,122	Adjusted gross profit	$22,577

Gross margin as reported	36.1%	Gross margin as reported	39.0%

Adjusted gross margin	37.4%	Adjusted gross margin	39.0%

SIX MONTHS ENDED

	June 30, 2024		June 30, 2023
Sales	$125,795	Sales	$128,215

Gross profit as reported	$45,257	Gross profit as reported	$48,085
Plus impact of PFAS inventory reserve	1,445	Plus impact of PFAS inventory reserve	-
Adjusted gross profit	$46,702	Adjusted gross profit	$48,085

Gross margin as reported	36.0%	Gross margin as reported	37.5%

Adjusted gross margin	37.1%	Adjusted gross margin	37.5%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED LOSS FROM CONTINUING OPERATIONS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Three Months Ended June 30, 2024
	Total	Gross	Operating	Income tax	Tax	Loss from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$56,484	$20,406	$28,543	$(1,775)	(24.4)%	$(5,493)	$(0.14)

Amortization of intangibles	-	-	(2,451)	265		2,186
Restructuring charges	-	-	(161)	37		124
Transaction costs	-	-	(27)	6		21
Contingent consideration benefit	-	-	125	(38)		(87)
PFAS inventory reserve	-	716	-	146		570
Legal costs and regulatory matter expenses	-	-	(399)	152		247
Stock-based compensation	-	-	(1,528)	306		1,222

As adjusted	$56,484	$21,122	$24,102	$(901)	42.7%	$(1,210)	$(0.03)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,297 basic and diluted weighted average shares of common stock.

	Three Months Ended June 30, 2023
	Total	Gross	Operating	Income tax	Tax	Loss from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$57,937	$22,577	$27,995	$(862)	(16.6)%	$(4,322)	$(0.12)

Amortization of intangibles	-	-	(2,714)	613		2,101
Restructuring charges	-	-	(736)	74		662
Transaction costs	-	-	(22)	2		20
Legal costs and regulatory matter expenses	-	-	(355)	69		286
Stock-based compensation	-	-	(1,486)	295		1,191

As adjusted	$57,937	$22,577	$22,682	$191	148.1%	$(62)	$(0.00)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations.  Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 37,192 basic and diluted weighted average shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO ADJUSTED (LOSS) INCOME FROM CONTINUING OPERATIONS AND RELATED EARNINGS PER DILUTED SHARE

(In thousands, except per share amounts)

	Six Months Ended June 30, 2024
	Total	Gross	Operating	Income tax	Tax	Loss from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$125,795	$45,257	$60,168	$(2,626)	(18.0)%	$(11,955)	$(0.31)

Amortization of intangibles	-	-	(4,900)	882		4,018
Restructuring charges	-	-	(531)	96		435
Transaction costs	-	-	(65)	12		53
Contingent consideration benefit	-	-	125	(38)		(87)
PFAS inventory reserve	-	1,445	-	260		1,185
Legal costs and regulatory matter expenses	-	-	(3,401)	613		2,788
Stock-based compensation	-	-	(2,706)	487		2,219

As adjusted	$125,795	$46,702	$48,690	$(314)	18.9%	$(1,344)	$(0.04)

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations. Reported loss from continuing operations per share and adjusted loss from continuing operations per share are both calculated based on 38,253 basic and diluted weighted average shares of common stock.

	Six Months Ended June 30, 2023
	Total	Gross	Operating	Income tax	Tax	(Loss) income from	Diluted
	sales	profit	expenses	(benefit) expense	rate	continuing operations	EPS (1)
As reported	$128,215	$48,085	$55,949	$(1,196)	(15.8)%	$(6,353)	$(0.17)

Amortization of intangibles	-	-	(5,482)	891		4,591
Restructuring charges	-	-	(736)	74		662
Transaction costs	-	-	(59)	8		51
Contingent consideration benefit	-	-	1,565	(335)		(1,230)
Legal costs and regulatory matter expenses	-	-	(483)	71		412
Stock-based compensation	-	-	(2,772)	572		2,200

As adjusted	$128,215	$48,085	$47,982	$85	20.3%	$333	$0.01

(1) Potentially dilutive securities are excluded from the computation of diluted earnings (loss) per share if their effect is anti-dilutive to the loss from continuing operations.  Reported loss from continuing operations per share is calculated based on 37,164 basic and diluted weighted average shares of common stock. Adjusted income from continuing operations per share is calculated based on 38,086 diluted shares of common stock.

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Three Months Ended
	June 30, 2024	June 30, 2023
Loss from continuing operations	$(5,493)	$(4,322)

Income tax benefit	(1,775)	(862)
Other, net	(414)	(226)
Interest income, net	(455)	(8)

Operating loss	(8,137)	(5,418)

Depreciation	1,045	1,080
Amortization of intangibles	2,451	2,714

EBITDA	(4,641)	(1,624)

Restructuring charges	161	736
Transaction costs	27	22
Contingent consideration benefit	(125)	-
PFAS inventory reserve	716	-
Legal costs and regulatory matter expenses	399	355
Stock-based compensation	1,528	1,486

Adjusted EBITDA	$(1,935)	$975

Sales	$56,484	$57,937

EBITDA margin	-8.2%	-2.8%
Adjusted EBITDA margin	-3.4%	1.7%

CLARUS CORPORATION

RECONCILIATION FROM LOSS FROM CONTINUING OPERATIONS TO EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AND AMORTIZATION (EBITDA), EBITDA MARGIN, ADJUSTED EBITDA, AND ADJUSTED EBITDA MARGIN

(In thousands)

	Six Months Ended
	June 30, 2024	June 30, 2023
Loss from continuing operations	$(11,955)	$(6,353)

Income tax benefit	(2,626)	(1,196)
Other, net	495	(302)
Interest income, net	(825)	(13)

Operating loss	(14,911)	(7,864)

Depreciation	2,071	2,019
Amortization of intangibles	4,900	5,482

EBITDA	(7,940)	(363)

Restructuring charges	531	736
Transaction costs	65	59
Contingent consideration benefit	(125)	(1,565)
PFAS inventory reserve	1,445	-
Legal costs and regulatory matter expenses	3,401	483
Stock-based compensation	2,706	2,772

Adjusted EBITDA	$83	$2,122

Sales	$125,795	$128,215

EBITDA margin	-6.3%	-0.3%
Adjusted EBITDA margin	0.1%	1.7%